FIRST ADDENDUM TO THE RETAINER AGREEMENT

THIS FIRST ADDENDUM TO THE RETAINER AGREEMENT, (the "Addendum"), dated the 29th day of March, 2005, by and between Pittman Poe & Associates Inc. (the "Contractor"), and Azur-Shell Landing Development Inc., a Mississippi corporation (the "Corporation") shall amend, modify, supersede and be part of that certain Retainer Agreement dated February 3rd 2005 and executed February 23rd 2005 (the "Agreement") by and between the Contractor and the Corporation.

RECITALS

WHEREAS, The Corporation and the Contractor hereby agrees to the terms and conditions of the Agreement and the modifications as hereinafter set forth in this Addendum.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. The following paragraph shall be added to the Agreement.

Payment Schedule of Shares. Pursuant to the Agreement, the Corporation agrees to pay Contractor $84,000.00 of the total fee in shares of Azur International Inc. (the "Payment Shares"). It is agreed by the Contractor and the Corporation that the Payment Shares shall have a value of $1.50 per share for purposes of payment pursuant to the Agreement. The Payment Shares shall be paid as follows:

	Amount of Shares	Payment Value	Payment Due Date
1.	9,333	$13,999.50	within five days of execution of this Addendum
2.	9,333	$13,999.50	April 23, 2005
3.	9,333	$13,999.50	May 23, 2005
4.	9,333	$13,999.50	June 23, 20005
5.	9,334	$14,001.00	July 23, 2005
6.	9,334	$14,001.00	August 23, 2005

2. All other provisions in the Agreement shall remain in full force and effect.

3. In the event of any inconsistencies between the Agreement and this Addendum, this Addendum shall control.

IN WITNESS WHEREOF, the Corporation and Contractor have executed and entered into this Addendum as of the day first above set forth.

AZUR-SHELL LANDING DEVELOPMENT INC.,
a Mississippi corporation

By: [signature]
Name: Carl Crawford
Title: President

PITTMAN POE & ASSOCIATES INC.

By: [signature]
Name: Bland P. Pittman
Title: President